Exhibit 10.27

EMPLOYMENT AGREEMENT

This Employment Agreement (this “Agreement”) is entered into as of October 6, 2017 (the “Effective Date”), by and between VICI Properties Inc., with offices at 8329 Sunset Road, Suite 210, Las Vegas, Nevada 89113 (together with its successors and assigns, the “Company”) and Mary Elizabeth Higgins (“Executive”) Executive and the Company shall each be referred to as a “Party” and collectively, as the “Parties.”

1. Term of Employment. The Company hereby agrees to employ Executive under this Agreement, and Executive hereby accepts such employment, effective as of the Effective Date. The period that Executive is employed hereunder shall be referred to herein as the Term of Employment.

2. Position, Duties, and Responsibilities.

(a) During the Term of Employment, Executive shall serve as Chief Financial Officer or Interim Chief Financial Officer of the Company. Executive shall report to the Chief Executive Officer or Interim Chief Executive Officer, as applicable (the Chief Executive Officer and Interim Chief Executive Officer, as applicable, the “CEO”), and shall perform such lawful duties as are specified from time to time by the Company.

(b) During the Term of Employment, Executive shall perform Executive’s duties faithfully and to the best of Executive’s abilities and shall devote all of Executive’s business time and attention, on a full time basis (except as otherwise expressly permitted herein), to the business and affairs of the Company, except for (i) vacation periods and sick leave in accordance with Company policy as in effect from time to time, (ii) charitable and civic activities, and outside directorships approved in advance by the Board upon recommendation of the Chief Executive Officer and (iii) managing personal investments, which in all cases in clauses (i), (ii) and (iii) shall not interfere, either individually or in the aggregate, in any material respect in the judgement of the Board, with the performance of Executive’s duties under this Agreement. During the Term of Employment, Executive shall use Executive’s best efforts to advance the best interests of the Company and shall comply with all of the policies of the Company, including, without limitation, such policies with respect to legal compliance, conflicts of interest, confidentiality, insider trading, code of conduct and business ethics, and other employment-related policies as are from time to time in effect (collectively, and as amended or modified from time to time by the Company, the “Policies”). Executive shall obtain and keep in full force and effect throughout the Term of Employment all gaming licenses or approvals necessary or appropriate for Executive’s position.

(c) During the Term of Employment, Executive hereby agrees that Executive’s services will be rendered exclusively to the Company, and (except as set forth above) Executive shall not directly or indirectly, render services to, or otherwise act in a business or professional capacity on behalf of or for the benefit of, any other Person (as defined below), whether as an employee, advisor, member of a board or similar governing body, sole proprietor, independent contractor, agent, consultant, volunteer, intern, representative, or otherwise, whether or not compensated. Executive further agrees that until the earlier of (i) the date of delivery by either Party of a Notice of Termination and (ii) expiration of the Start-Up Period, as defined below, Executive shall not seek, solicit, or otherwise look for employment (whether as an employee, consultant, or otherwise) with any other Person (as defined below). The “Start-Up Period” means the period beginning on the Effective Date and ending on the earlier of (i) 90 days after the completion of an underwritten public offering of the Company’s common stock and (ii) December 31, 2018.

(d) Executive’s services hereunder shall be performed by Executive in the Company’s offices located in Las Vegas, Nevada; provided, that Executive may be required to travel for business purposes during the Term of Employment.

(e) Upon the termination of Executive’s employment for any reason, upon request of the Board or its delegee, Executive shall be deemed to have resigned, in writing, from any positions Executive then holds with the Company and any of its Subsidiaries and Affiliates, including membership on any Company, Subsidiary or Affiliate boards unless otherwise determined by the Company, provided that, such deemed resignation shall not result in any diminution of benefits to which Executive is entitled upon termination of employment, whether under this Agreement or under any other agreements or plans governing compensation or benefits to which Executive may be entitled. For purposes of this Agreement, (i) an “Affiliate” of the Company or any other Person (as defined below) shall mean a Person that directly or indirectly controls, is controlled by, or is under common control with, the Person specified; (ii) a “Subsidiary” of any Person shall mean any Person of which such Person owns, directly or indirectly, more than half of the equity ownership interests (measured either by value or by ability to elect or control the board of directors or other governing body); and (iii) a “Person” or “person” means any individual, partnership, limited partnership, corporation, limited liability company, trust, estate, cooperative, association, organization, proprietorship, firm, joint venture, joint stock company, syndicate, company, committee, government or governmental subdivision or agency, or other entity, in each case, whether or not for profit.

3. Base Salary. During the Term of Employment, the Company shall pay Executive an annualized base salary of $500,000, minus applicable deductions and withholdings (“Base Salary”), payable in accordance with the regular payroll practices applicable to executives of the Company. Executive shall not be entitled to receive any additional consideration for service during the Term of Employment as a member of the Board or the board of any of the Company’s Subsidiaries or Affiliates, to the extent applicable.

4. Bonus and Long Term Incentive Awards. Executive will be eligible for an annual cash bonus (the “Cash Bonus”) and equity compensation (the “Equity Awards”), as set forth below, with an aggregate target value of $700,000. The allocation of the aggregate target value between annual cash bonus and equity compensation shall be determined by the Compensation Committee of the Board (the “Compensation Committee”) guided by the following provisions:

(a) Cash Bonus. It is the intention of the Parties that Executive’s Cash Bonus will have a target bonus of $350,000, subject to review and approval by the Compensation Committee. The Cash Bonus shall be based on the achievement of personal or Company performance objectives as determined annually by the Board and the Compensation Committee and shall be pursuant to the Company’s annual bonus plan for executives and senior employees. Except as otherwise provided in this Agreement, Executive must be employed on the last day of the applicable performance period in order to be eligible for the Cash Bonus.

(b) Equity Award. It is the intention of the Parties that Executive’s annual Equity Awards will have a target value of $350,000, subject to review and approval by the Compensation Committee. The Equity Awards shall be granted under the Company’s equity incentive plan, in a form and subject to such vesting and other terms as determined by the Compensation Committee. The target value of such grant shall be estimated at the time of grant and the Company makes no guarantee or commitment of future value.

(c) 2017 Bonus and Equity Awards. Executive’s target Cash Bonus and Equity Award for 2017 will be pro-rated for the period between the Effective Date and December 31, 2017. The performance objectives with respect to at least $117,000 of Executive’s Cash Bonus for 2017 will be the successful implementation of the plan of reorganization of Caesars Entertainment Operating Company, Inc. (the “Plan of Reorganization”), as measured by criteria to be determined by the Compensation Committee, including the effective date of the Plan of Reorganization occurring on or before October 2, 2017. (d) Executive understands that the Cash Bonus and Equity Awards are subject to income and other tax liabilities.

(e) The Cash Bonus will be paid not later than March 15 of the year immediately following the calendar year with respect to which such Cash Bonus relates.

5. Claw-Back. Notwithstanding any provision in this Agreement to the contrary, amounts payable hereunder shall be subject to claw-back or disgorgement, to the extent applicable, under (A) the Policies or any claw-back policy adopted by the Company, (B) the Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended, and rules, regulations, and binding, published guidance thereunder, which legislation provides for the clawback and recovery of incentive compensation in the event of certain financial statement restatements and (C) the Sarbanes-Oxley Act of 2002. If pursuant to Section 10D of the Securities Exchange Act of 1934, as amended (the “Act”), the Company (or any of its Subsidiaries or Affiliates) would not be eligible for continued listing, if applicable, under Section 10D(a) of the Act if it (or they) did not adopt policies consistent with Section 10D(b) of the Act, then, in accordance with those policies that are so required, any incentive-based compensation payable to Executive under this Agreement or otherwise shall be subject to claw-back in the circumstances, to the extent, and in the manner, required by Section 10D(b)(2) of the Act, as interpreted by rules of the Securities Exchange Commission. Nothing in this provision is intended to supersede any existing or future claw-back provision adopted or amended by the Company, including, but not limited to the provision that may be set forth in the Company’s equity incentive plan.

6. Other Benefits.

(a) Employee Benefits. During the Term of Employment, Executive shall be entitled to participate in such employee benefit plans and insurance programs made available generally to employees of the Company, or which it may adopt from time to time, for its employees, in accordance with the eligibility requirements for participation therein. Nothing herein shall be construed as a limitation on the ability of the Company to adopt, amend, or terminate any such plans, policies, or programs.

(b) Vacations. During the Term of Employment, Executive shall be entitled to paid vacation in accordance with the normal vacation policies of the Company, as applicable to employees at Executive’s level.

(c) Reimbursement of Business and Other Expenses. During the Term of Employment, Executive is authorized to incur reasonable expenses in carrying out Executive’s duties and responsibilities under this Agreement, and the Company shall promptly reimburse Executive for all such expenses, subject to documentation and subject to the policies of the Company relating to expense reimbursement.

(d) D&O Insurance. During the Term of Employment, the Company shall provide Executive with Director’s and Officer’s indemnification insurance coverage in accordance with the terms of the Company’s policies as in effect from time to time, which policies may be subject to change during the Term of Employment.

7. Termination of Employment. Executive’s employment hereunder may be terminated under the following circumstances, and any such termination shall not be, nor be deemed to be, a breach of this Agreement:

(a) Death. Executive’s employment hereunder shall terminate upon Executive’s death.

(b) Disability. The Company shall have the right to terminate Executive’s employment hereunder for Disability (as defined below). “Disability” shall mean Executive’s inability to perform Executive’s duties hereunder on a full-time basis for a period of ninety (90) days during any three hundred sixty-five (365) day period, as a result of physical or mental incapacity as determined by a medical doctor reasonably selected in good faith by the Company. Any action taken pursuant to this Section 7(b) shall be in accordance with the Americans with Disabilities Act.

(c) By the Company for Cause. The Company shall have the right to terminate Executive’s employment for Cause. Upon the reasonable belief by the Company that Executive has committed an act (or has failed to act in a manner) which constitutes Cause, the Company may immediately suspend Executive from Executive’s duties herein and bar Executive from its premises during the period of the Company’s investigation of such acts (or failures to act) (the “Investigation Period”) and any such suspension shall not be deemed to be a breach of this Agreement by the Company or the Executive and/or otherwise provide Executive a right to terminate Executive’s employment for Good Reason; provided, however, that the Company shall have the right to terminate Executive’s employment for Cause immediately and nothing in this Agreement shall require the Company to provide an Investigation Period or otherwise provide advance notice of termination for Cause, except to the extent that a cure period is available as provided for herein. To the extent that the events giving rise to Cause are, in the reasonable determination of the Board, able to be cured, the Company shall provide the Executive with written notice setting out the events giving rise to Cause and provide Executive with a 5-day period in which to cure such events prior to terminating Executive’s employment for Cause. For purposes of this Agreement, “Cause” shall mean (i) Executive’s commission of, or guilty plea or plea of no contest to, a felony or a misdemeanor (or its equivalent under applicable law), (ii) conduct by Executive that constitutes fraud or embezzlement, or any acts of dishonesty in relation to Executive’s duties with the Company, (iii) Executive’s negligence, bad faith, or misconduct which causes either reputational or economic harm to the Company or its Subsidiaries or its Affiliates as determined by the Company in its sole discretion, (iv) Executive’s refusal or failure to perform Executive’s duties hereunder as determined by the Company in its sole discretion, (v) Executive’s refusal or failure to perform any reasonable directive of the Company, (vi) Executive’s knowing misrepresentation of any material fact that the Company reasonably requests, (vii) Executive being found unsuitable for, or having been denied, a gaming license, or having such license revoked by a gaming regulatory authority in any jurisdiction in which the Company or any of its Subsidiaries or Affiliates conducts operations, (viii) Executive’s violation, as determined by the Company, of any securities or employment laws or regulations, or (ix) Executive’s breach of Executive’s obligations under this Agreement or violation of the Policies as determined by the Company in its sole discretion. For purposes of clause (iii) above, an act or omission shall not be deemed to be bad faith or misconduct if taken or omitted in the good faith belief that such act or omission was in, or not opposed to, the best interests of the Company.

(d) By the Company without Cause. The Company shall have the right to terminate Executive’s employment hereunder without Cause, at any time and for any reason or no reason, by providing Executive with a Notice of Termination at least thirty (30) days prior to such termination.

(e) By Executive without Good Reason. Executive shall have the right to terminate Executive’s employment hereunder without Good Reason (as defined below) by providing the Company with a Notice of Termination at least thirty (30) days prior to such termination.

(f) By Executive with Good Reason. Executive shall have the right to terminate Executive’s employment hereunder with Good Reason as set forth herein. For purposes of this Agreement, Executive shall have “Good Reason” to terminate Executive’s employment if, (i) within thirty (30) days after Executive knows (or has reason to know) of the occurrence of any of the following events, Executive provides written notice to the Company requesting that it cure such event, (ii) the Company fails to cure such event, if curable, within sixty (60) days following such notice, except as set forth below, and, (iii) within ten (10) days after the expiration of such cure period, Executive provides the Company with a Notice of Termination: (A) a reduction in Executive’s Base Salary or failure to pay compensation due under this Agreement, which reduction or failure only may be cured within ten (10) days following notice by Executive; (B) a material diminution in Executive’s duties or responsibilities or the assignment to Executive of duties materially inconsistent with Executive’s positions, titles, offices, duties, or responsibilities with the Company (not including any Investigation Period), which diminution or assignment only may be cured within ten (10) days following notice by Executive; (C) any other material breach by the Company of any of its obligations to the Executive under this Agreement; or (D) any relocation of the Executive’s principal work location at the Company’s offices located in Las Vegas, Nevada to a location that increases Executive’s daily commute by more than fifty (50) miles from such location. Notwithstanding the foregoing, a transaction that results in the Company becoming part of a larger organization will not, in and of itself and unaccompanied by any material diminution in the duties or responsibilities of Executive, constitute Good Reason.

8. Termination Procedure.

(a) Notice of Termination. Any termination of Executive’s employment by the Company or by Executive (other than termination due to Executive’s death) shall be communicated by written Notice of Termination, delivered in accordance with Section 15 hereof. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall (i) indicate the specific termination provision in this Agreement relied upon; (ii) if applicable, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive’s employment under the provision so indicated and (iii) set forth the Date of Termination.

(b) Date of Termination. “Date of Termination” shall mean (i) if Executive’s employment is terminated by Executive’s death, the date of Executive’s death, (ii) if Executive’s employment is terminated due to Executive’s disability pursuant to Section 7(b), fifteen (15) days after Notice of Termination is delivered to Executive, and (iii) if Executive’s employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date set forth in such notice; provided, however, that (x) the Date of Termination for a termination by the Company without Cause or by Executive with or without Good Reason, shall be at least thirty (30) days after the giving of such Notice of Termination and (y) the Date of Termination for a termination by the Company for Cause shall not be before the expiration of a cure period pursuant to Section 7(c), to the extent applicable.

9. Compensation Upon Termination. In the event Executive’s employment terminates, the Company shall provide Executive with the payments and benefits set forth below. The payments and benefits described herein shall be in lieu of any other severance or termination benefits that Executive may otherwise have been eligible to receive under any severance policy, plan, or program maintained by the Company or its Subsidiaries or Affiliates or as otherwise mandated by law. To the extent that the Company and/or its Subsidiaries or Affiliates are required to pay Executive severance or termination pay under any such severance policy, plan, program, or applicable law, the amounts payable hereunder shall be reduced, but not below zero, on a dollar for dollar basis.

(a) Termination by the Company for Cause. If Executive’s employment is terminated by the Company for Cause: (i) within ten (10) business days following such termination, the Company shall pay to Executive any unpaid Base Salary earned through the Date of Termination; (ii) within thirty (30) days following such termination, the Company shall reimburse Executive pursuant to Section 6(c) for reasonable expenses incurred but not paid prior to such termination of employment; and (iii) the Company shall provide to Executive other or additional benefits (if any), in accordance with the then-applicable terms of any then-applicable plan, program, agreement or other arrangement of any of the Company, or of any of its Subsidiaries or Affiliates, in which Executive participates (the rights described in sub-clauses (i), (ii), and (iii) are collectively referred to as the “Accrued Obligations”). The Company shall have no further obligation under this Agreement or otherwise to Executive or Executive’s legal representatives or estate, except as required by any applicable law.

(b) Termination by Executive without Good Reason. If Executive’s employment is terminated by Executive without Good Reason, (i) Executive shall receive the Accrued Obligations, and (ii) the Company shall pay Executive any earned but not paid Cash Bonus for which the performance period ended prior to the Date of Termination, which Cash Bonus shall be paid at the time the Company pays annual bonuses to its similarly situated active officers (but not later than March 15 of the calendar year following Executive’s termination of employment). The Company shall have no further obligation under this Agreement or otherwise to Executive or Executive’s legal representatives or estate, except as required by any applicable law.

(c) Death. If Executive’s employment is terminated due to Executive’s death, the Company will pay to Executive’s beneficiary, legal representative, or estate (i) the Accrued Obligations, (ii) any earned but not paid Cash Bonus for which the performance period ended prior to the Date of Termination and (iii) an amount equal to the Cash Bonus for the year of termination, if any, to the extent earned, multiplied by a fraction the denominator of which is 365 and the numerator of which is the number of days from the beginning of the applicable performance period for the annual cash bonus and the date of termination (“Pro-Rata Bonus”), with the amounts pursuant to clauses (ii) and (iii) to be paid at the time the Company pays annual bonuses to its similarly situated active officers (but not later than March 15 of the calendar year following Executive’s termination of employment). Thereafter, the Company shall have no further obligation under this Agreement to Executive or Executive’s beneficiaries, legal representatives or estate except as otherwise required by applicable law.

(d) Disability. In the event that Executive’s employment under this Agreement is terminated by the Company due to Executive’s Disability, (i) Executive shall receive the Accrued Obligations, (ii) the Company shall pay Executive any earned but not paid Cash Bonus for which the performance period ended prior to the Date of Termination and (iii) the Company will pay Executive a Pro-Rata Bonus, with the amounts pursuant to clauses (ii) and (iii) to be paid at the time the Company pays annual bonuses to its similarly situated active officers (but not later than March 15 of the calendar year following Executive’s termination of employment).

(e) Termination by the Company without Cause, by Executive for Good Reason. In the event that Executive’s employment under this Agreement is terminated by the Company without Cause or by Executive for Good Reason, the following shall apply:

(i)	Executive shall receive the Accrued Obligations and the Company shall pay Executive any earned but not paid Cash Bonus for which the performance period ended prior to the Date of Termination.

(ii)

Subject to (1) Executive’s signing a separation agreement and release in the form attached hereto as Exhibit A (with such changes as may be necessary due to applicable law) (the “Release”) within twenty-one (21) days or forty-five (45) days, whichever period is applicable under the

ADEA (as defined in Exhibit A) following the Date of Termination, and not revoking the Release within seven (7) days of signing it, and (2) Executive being available to provide consulting services as are reasonably requested by the Company during shorter of the Start-Up Period or the Severance Period, (A) the Company will continue to pay Executive’s Base Salary for a period commencing on the Date of Termination and ending one year after the Date of Termination (the applicable period being hereafter referred to as the “Severance Period” and such payments being referred to as the “Severance Payments”), paid as set forth in (iii) below, (B) the Company will pay Executive a Pro-Rata Bonus, to be paid at the time the Company pays annual bonuses to its similarly situated active officers (but not later than March 15 of the calendar year following Executive’s termination of employment) and (C) any outstanding equity awards held by Executive shall continue to vest through the end of the Start-Up Period and shall be fully vested as of the end of the Start-Up Period. For the avoidance of doubt, the payments in this Section 9(e)(ii) shall be the sole consideration for Executive’s consulting services. Notwithstanding the foregoing, in the event that Executive’s employment under this Agreement is terminated by the Company without Cause or by Executive for Good Reason prior to the first anniversary of the Effective Date, then in addition to the payments set forth above, the Company shall pay to Executive in cash the amount (the “Additional Payment”), if any, by which One Million Two Hundred Thousand Dollars ($1,200,000) exceeds the sum of (I) the aggregate Base Salary, Cash Bonus and Pro-Rata Bonus payments paid to Executive, (II) the grant date value of all Equity Awards received by Executive through the Date of Termination, and (III) the Severance Payments. Notwithstanding the foregoing, if Executive is required by the terms of the Equity Awards to transfer or otherwise relinquish the Equity Awards previously granted for an aggregate amount which is less than the aggregate grant date value of the such Equity Awards, then for purposes of the calculation of the Additional Payment, such lesser aggregate amount shall be used in clause (II) in lieu of the grant date value of such Equity Awards. The Company shall pay any such Additional Payment as set forth in (iii) below.

(iii)

Subject to the following sentence, the Severance Payments will be paid to Executive in accordance with the Company’s customary payroll practices, commencing on, and the Additional Payment, if any, will be paid to Executive on, the first payday coinciding with or following the sixtieth (60th) day after the Date of Termination. Executive shall not be entitled to the Severance Payments or the Additional Payment unless the release attached hereto as Exhibit A has been executed and becomes irrevocable by Executive within sixty (60) days after the Date of Termination. Notwithstanding the foregoing, if, as of the date of termination, Executive is a “specified employee” as defined in Section 409A(a)(2)(B)(i) of the Code and applicable administrative guidance (“Specified Employee”), then, to the extent required under Section 409A(a)(2)(B)(i) of the Code and applicable administrative guidance, installments of the Severance Payments will not commence, and payment of the Additional Payment will not be made, until the first business day after the date that is six months following Executive’s “separation from service” within the meaning of Section 409A(a)(2)(A)(i) of the Code (the “Delayed Payment Date”) and, on the Delayed Payment Date, the Company will pay to Executive a lump sum equal to (i) the Additional Payment and (ii) all Severance Payment amounts that would have been paid during the period of the delay if the delay were not required, plus interest on such amount at a rate equal to the short-term applicable federal rate then in effect, and will thereafter continue to pay Executive the Severance Payment in installments in accordance with this Section.

(iv)	Except as otherwise provided in this Agreement, and except for any vested benefits under any tax qualified pension plans of the Company and vested deferred compensation under any applicable deferred compensation plans, and continuation of health insurance benefits on the terms and to the extent required by Section 4980B of the Code and Section 601 of the Employee Retirement Income Security Act of 1974, as amended (which provisions are commonly known as “COBRA”), neither the Company nor Executive shall have any additional obligations under this Agreement.

(v)	The Company shall have no further obligation with respect to, and may cease making the payments under, this Section 9(e) (in addition to asserting any other rights it may have in law of equity) (i) if Executive is in breach of any of Executive’s obligations under Section 10 of this Agreement and Executive has failed to cure such breach, if curable, within ten (10) days following the Company’s notice to Executive of such breach; or (ii) if Executive is in breach of any of the terms of the Release.

(f) Outstanding Equity Awards. Except as set forth above, any outstanding equity awards held by Executive will be treated in accordance with the terms of the Company’s equity incentive plan and applicable grant agreements pursuant to which such awards were granted.

10. Restrictive Covenants and Confidentiality.

(a) Acknowledgments. Executive acknowledges that: (i) as a result of Executive’s employment by the Company, Executive has obtained and will obtain Confidential Information (as defined below); (ii) the Confidential Information has been developed and created by the Company and its Subsidiaries and Affiliates at substantial expense and the Confidential Information constitutes valuable proprietary assets of the Company; (iii) the Company and its Subsidiaries and Affiliates will suffer substantial damage and irreparable harm which will be difficult to compute if, during the Term of Employment or thereafter, Executive should violate the provisions of paragraph (e) of this Section 10; (iv) the nature of the Company’s and its Subsidiaries’ and Affiliates’ business is such that it can be conducted anywhere in the world and is not limited to a geographic scope or region; (v) the Company and its Subsidiaries and

Affiliates will suffer substantial damage which will be difficult to compute if, during the Term of Employment or thereafter, Executive should solicit or interfere with the Company’s or its Subsidiaries’ or Affiliates’ employees, clients, or customers in violation of the provisions of paragraphs (f) and (g) of this Section 10 or should divulge Confidential Information relating to the business of the Company or its Subsidiaries or Affiliates; (vi) the provisions of this Agreement are reasonable and necessary for the protection of the business of the Company and its Subsidiaries and Affiliates; (vii) the Company would not have hired or continued to employ Executive or grant the benefits contemplated under this Agreement unless Executive agreed to be bound by the terms hereof; and (viii) the provisions of this Agreement will not preclude Executive from other gainful employment following Executive’s termination from the Company. “Competitive Business” as used in this Agreement shall mean (i) Gaming and Leisure Properties, Inc. and its Subsidiaries and Affiliates, but only to the extent of its business in owning or operating a Real Estate Investment Trust, (ii) MGM Growth Properties LLC and its Subsidiaries and Affiliates, but only to the extent of its business in owning or operating a Real Estate Investment Trust, (iii) any other Person which is directly, indirectly or through an Affiliate or Subsidiary engaged in the ownership or operation of a Real Estate Investment Trust, but only to the extent that Executive’s responsibilities with such other Person include responsibility for the Real Estate Investment Trust, or (iv) with respect to the period beginning on the Effective Date and ending on the earliest of (i) 90 days after the completion of an underwritten public offering of the Company’s common stock, (ii) the 180th day after the delivery of the Notice of Termination, and (iii) December 31, 2018 (the “Initial Period”) only, any Person which is directly, indirectly or through an Affiliate or Subsidiary, engaged in the development, acquisition, ownership, operation or management of casino or gaming facilities, but only to the extent that Executive’s responsibilities with such Person include responsibility for such activities; which, in the case of (iii) and (iv) is in any location that is within 100 miles of a location in which the Company was engaged or planned to be engaged in such business. It is acknowledged and agreed that following the end of the Initial Period, the term “Competitive Business” shall not include the development, acquisition, ownership, operation or management of casino or gaming facilities, regardless of whether the Person engaged in such activities is otherwise identified or described in this Section 10(a). “Confidential Information” as used in this Agreement shall mean any and all confidential and/or proprietary knowledge, data, or information of the Company or any Subsidiary or Affiliate, including, without limitation, any: (A) food and beverage procedures, recipes, finances, financial management systems, player identification systems (Total Rewards), pricing systems, organizational charts, salary and benefit programs, or training programs, (B) trade secrets, drawings, inventions, methodologies, mask works, ideas, processes, formulas, source or object codes, data, programs, software source documents, data, film, audio and digital recordings, works of authorship, know-how, improvements, discoveries, developments, designs or techniques, intellectual property or other work product of the Company or any Affiliate, whether or not patentable or registrable under trademark, copyright, patent, or similar laws; (C) information regarding plans for research, development, new service offerings and/or products, marketing, advertising, and selling, distribution, business plans, business forecasts, budgets, and unpublished financial statements, licenses, prices, costs, suppliers, customers, or distribution arrangements; (D) non-public information regarding and collected from employees, suppliers, customers, clients, suppliers, vendors, agents, and/or independent contractors of the Company or any Subsidiary or Affiliate; (E) concepts and ideas relating to the development and distribution of content in any medium or to the current, future, or proposed business opportunities, products or services of the Company or any Subsidiary or Affiliate; or (F) any other information, data, or the like that is designated as confidential or treated as confidential by the Company or any of its Subsidiaries or Affiliates.

(b) Confidentiality. In consideration of the compensation and other items of benefit provided for in this Agreement, Executive agrees not to, at any time, either during the Term of Employment or thereafter, divulge, post, use, publish, or in any other manner reveal, directly or indirectly, to any person, firm, corporation or any other form of business organization or arrangement and keep in the strictest confidence any Confidential Information, except (i) as may be necessary to the performance of Executive’s duties hereunder, (ii) with the express written consent of the Company’s CEO or General Counsel, (iii) to the extent that any such information is in or becomes in the public domain other than as a result of Executive’s breach of any of obligations hereunder, (iv) as permitted under Section 10(c) or (d) below, or (v) where required to be disclosed by court order, subpoena or other government process and in such event, provided that Executive notifies the Company in writing in accordance with Section 15 below within three (3) days of receiving such order, subpoena, or process, cooperates with the Company in seeking an appropriate protective order and in attempting to keep such information confidential to the maximum extent possible. Executive agrees to promptly deliver to the Company the originals and all copies, in whatever medium, of all such Confidential Information in Executive’s possession, custody or control.

(c) Permitted Uses of Trade Secrets. Misappropriation of a trade secret of the Company in breach of this Agreement may subject Executive to liability under the Defend Trade Secrets Act of 2016 (the “DTSA”), entitle the Company to injunctive relief, and require Executive to pay compensatory damages, double damages, and attorneys’ fees. Notwithstanding any other provision of this Agreement, Executive hereby is notified in accordance with the DTSA that Executive will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made (a) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, in each case solely for the purpose of reporting or investigating a suspected violation of law; or (b) in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. Executive is further notified that if Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Executive may disclose the Company’s trade secrets to Executive’s attorney and use the trade secret information in the court proceeding if Executive files any document containing the trade secret under seal and does not disclose the trade secret except pursuant to court order.

(d) Other Permitted Disclosures. Notwithstanding any provision to the contrary contained herein, nothing in this Agreement prohibits or restricts Executive from reporting possible violations of federal, state, or local law or regulation to, or discussing any such possible violations with, any governmental agency or entity or self-regulatory organization, including by initiating communications directly with, responding to any inquiry from, or providing testimony before any federal, state, or local regulatory authority or agency or self-regulatory organization, including without limitation the Securities Exchange Commission and the Equal Employment Opportunity Commission, or making any other disclosures that are protected by the whistleblower provisions of any federal, state, or local law or regulation.

(e) Non-Compete. In consideration of the compensation and other items of benefit provided for in this Agreement, Executive covenants and agrees that during the Restricted Period, as defined below, Executive will not, for Executive, or in conjunction with any other Person (whether as a shareholder, partner, member, principal, agent, lender, director, officer, manager, trustee, representative, employee, intern, volunteer, consultant, or in another capacity), directly or indirectly, be employed by, provide services to, or in any way be connected, associated, or have any ownership or other interest in, or give advice or consultation to, any Competitive Business. Notwithstanding anything herein to the contrary, this Section 10(e) shall not prevent Executive from, at any time, acquiring securities representing not more than 1% of the outstanding voting securities of any entity the securities of which are traded on a national securities exchange or in the over the counter market.

(f) Non-Solicitation of Employees. In consideration of the compensation and other items of benefit provided for in this Agreement, Executive covenants and agrees that during the Restricted Period, Executive shall not directly or indirectly (i) solicit, employ, or retain, or have or assist any other person or entity to solicit, employ, or retain, any person who is (A) then employed by or providing services to the Company or its Subsidiaries or Affiliates, or (B) was employed by or providing services to the Company (in any capacity) at the time of Executive’s termination of employment or at any time within the six (6) months period before or after Executive’s termination of employment, or (ii) encourage, assist, entice, request and/or directly or indirectly cause any employee or consultant of the Company or its Subsidiaries or Affiliates to breach or threaten to breach any terms of such employee’s or consultant’s agreements with the Company or its Subsidiaries or Affiliates or to terminate his or her employment with the Company or its Subsidiaries or Affiliates.

(g) Non-Solicitation of Clients and Customers. In consideration of the compensation and other items of benefit provided for in this Agreement, Executive covenants and agrees that during the Restricted Period, Executive will not, for Executive, or in conjunction with any other Person (whether as a shareholder, partner, member, lender, principal, agent, director, officer, manager, trustee, representative, employee, consultant or in another capacity), directly or indirectly: (i) solicit, engage or accept any business or services from any Person who, to Executive’s knowledge, was an existing or prospective customer, client, supplier, or vendor of the Company or its Subsidiaries or Affiliates at the time of, or at the time during the twenty-four (24) months preceding, Executive’s termination of employment, for the purpose of engaging in any Competitive Business; or (ii) request or cause any of the Company’s or its Subsidiaries’ or Affiliates’ clients, customers, suppliers, or vendors to cancel, terminate, reduce or otherwise interfere with any business relationship with the Company or its Subsidiaries or Affiliates.

(h) Restricted Period. The Restricted Period shall be the Term of Employment and a period commencing at the Date of Termination and ending twelve (12) months after the Date of Termination or for an equivalent period following the entry by a court of competent jurisdiction of a judgment enforcing the applicable Section of the Agreement, whichever of the foregoing is last to occur.

(i) Post-Employment Property. The Parties agree that any work of authorship, invention, design, discovery, development, technique, improvement, source code, hardware, device, data, apparatus, practice, process, method, or other work product whatever related to the

Company’s business (whether patentable or subject to copyright, or not, and hereinafter collectively called “discovery”) that Executive, either solely or in collaboration with others, has conceived, created, made, discovered, invented, developed, perfected, or reduced to practice during the term of Executive’s employment, whether or not during regular business hours or on the Company’s or any Subsidiaries and Affiliates’ premises, shall be the sole and complete property of the Company and/or its Subsidiaries and Affiliates. More particularly, and without limiting the foregoing, Executive agrees that all of the foregoing and any (i) inventions (whether patentable or not, and without regard to whether any patent therefor is ever sought); (ii) marks, names, or logos (whether or not registrable as trade or service marks, and without regard to whether registration therefor is ever sought); (iii) works of authorship (without regard to whether any claim of copyright therein is ever registered); and (iv) trade secrets, ideas, and concepts (subsections (i) – (iv) collectively, “Intellectual Property Products”) created, conceived, or prepared on the Company’s or its Subsidiaries and Affiliates’ premises or otherwise, whether or not during normal business hours or on the Company’s premises, and related to the Company’s business, shall perpetually and throughout the world be the exclusive property of the Company and/or its Subsidiaries and Affiliates, as shall all tangible media (including, but not limited to, papers, computer media, and digital and cloud-based of all types and models) in which such Intellectual Property Products shall be recorded or otherwise fixed. Upon termination of Executive’s employment with the Company for any reason whatsoever, and at any earlier time the Company so requests, Executive will immediately deliver to the custody of the person designated by the CEO or General Counsel of the Company all originals and copies of any documents and other property of the Company or any of its Subsidiaries or Affiliates in Executive’s possession or under Executive’s custody or control.

(j) Works for Hire. Executive agrees that all works of authorship created in whole or in part by Executive during Executive’s engagement by the Company and related to the Company’s business shall be works made for hire of which the Company or its Subsidiaries and Affiliates is the author and owner of copyright. To the extent that any competent decision-making authority should ever determine that any work of authorship created by Executive during Executive’s engagement by the Company is not a work made for hire, Executive hereby assigns all right, title, and interest in the copyright therein, in perpetuity and throughout the world, to the Company. To the extent that this Agreement does not otherwise serve to grant or otherwise vest in the Company or any of its Subsidiaries or Affiliates all rights in any Intellectual Property Product created in whole or in part by Executive during Executive’s engagement by the Company, Executive hereby assigns all right, title, and interest therein, in perpetuity and throughout the world, to the Company. Executive agrees to execute, immediately upon the Company’s reasonable request and without any additional compensation, any further assignments, applications, conveyances or other instruments, at any time after execution of this Agreement, whether or not Executive remains employed by the Company at the time such request is made, in order to permit the Company, its Subsidiaries and Affiliates, and/or their respective successors and assigns to protect, perfect, register, record, maintain, or enhance their rights in any Intellectual Property Product; provided, that, the Company shall bear the cost of any such assignments, applications, or consequences.

(k) Enforcement. If Executive commits a breach of any of the provisions of this Section 10, the Company shall have the right and remedy to have the provisions specifically enforced by any court having jurisdiction. Executive acknowledges and agrees that Executive possesses considerable Confidential Information and that the services being rendered hereunder are of a special, unique, and extraordinary character and that any such breach will cause irreparable injury to the Company and its Subsidiaries and Affiliates and that money damages will not provide an adequate remedy to the Company or its Subsidiaries or Affiliates. The rights and remedies described in this paragraph (l) shall be in addition to, and not in lieu of, any other rights and remedies available to the Company and its Subsidiaries and Affiliates, at law or in equity. Accordingly, Executive consents to the issuance of a temporary and/or preliminary injunction, in aid of arbitration, consistent with the terms of this Agreement.

(l) Modification/Blue Pencil. If, at any time, a reviewing court of appropriate jurisdiction called upon to issue an injunction in accordance with Section 10(l) finds any of the provisions of this Section 10 to be invalid or unenforceable under any applicable law, by reason of being vague or unreasonable as to area, duration, or scope of activity, this Agreement shall be considered divisible and such court shall have authority to modify or blue pencil this Agreement to cover only such area, duration, and scope as shall be determined to be reasonable and enforceable by the court. Executive and the Company agree that this Agreement, as so amended, shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

(m) EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS SECTION 10 AND HAS HAD THE OPPORTUNITY TO REVIEW ITS PROVISIONS WITH ANY ADVISORS AS EXECUTIVE CONSIDERED NECESSARY, AND THAT EXECUTIVE UNDERSTANDS THIS AGREEMENT’S CONTENTS AND SIGNIFIES SUCH UNDERSTANDING AND AGREEMENT BY SIGNING BELOW.

11. Assignability; Binding Nature. The rights and benefits of Executive hereunder shall not be assignable, whether by voluntary or involuntary assignment or transfer by Executive or otherwise. This Agreement shall be binding upon, and inure to the benefit of, the successors and assigns of the Company, and the heirs, beneficiaries, executors, and administrators of Executive, and shall be assignable by the Company only to any entity acquiring substantially all of the assets of the Company, whether by merger, consolidation, sale of assets or similar transactions. In the event of such an assignment, Executive shall receive $1,000, subject to applicable deductions and withholding taxes, in addition to Executive’s compensation hereunder as additional consideration for such assignment.

12. Representations. Executive represents and warrants to the Company, and Executive acknowledges that the Company has relied on such representations and warranties in employing Executive, that neither Executive’s duties as an employee of the Company nor Executive’s performance in accordance with the terms of this Agreement will breach any other obligations of Executive, including under any other agreement to which Executive is a party, including, without limitation, any agreement limiting the use or disclosure of any information acquired by Executive prior to Executive’s employment by the Company. Executive represents and warrants that Executive has not willfully or knowingly misrepresented or withheld any material fact that the Company would reasonably need to make an informed decision regarding an offer of employment to Executive. In addition, Executive represents and warrants and acknowledges that the Company has relied on such representations and warranties in employing Executive, and that Executive has not entered into, and will not enter into, any agreement, either oral or written, in conflict herewith.

13. Litigation and Regulatory Cooperation. Executive agrees that upon separation for any reason from the Company, Executive will cooperate and assist in all ways reasonably requested by the Company in assuring an orderly transition of all matters being handled by him, subject however to Executive’s subsequent professional and employment obligations. During the Term of Employment and continuing thereafter upon termination of employment, Executive shall reasonably cooperate with the Company and its Subsidiaries and Affiliates in the defense or prosecution of any claims or actions now in existence or that may be brought or threatened in the future against or on behalf of any of the Company, its Subsidiaries, Affiliates, divisions, successors, and assigns, about which the Company believes Executive may have relevant information. Executive’s cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of the Company, its Subsidiaries, Affiliates, successors and assigns at mutually convenient times. Executive also shall, subject however to Executive’s subsequent professional and employment obligations, cooperate fully with the Company in connection with any investigation or review by any federal, state, or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Executive was employed by the Company. Executive’s cooperation and assistance pursuant to this Section 13 shall be without additional consideration; provided, that, the Company will pay in advance for Executive’s reasonable travel expenses incurred with respect to such cooperation and assistance.

14. Resolution of Disputes. Any dispute arising in connection with the validity, interpretation, enforcement, or breach of this Agreement or arising out of Executive’s employment or termination of employment with the Company; under any statute, regulation, ordinance or the common law; or otherwise arising between Executive, on the one hand, and the Company or any of its Subsidiaries or Affiliates, on the other hand, the Parties shall (except to the extent otherwise provided in Section 10(l) with respect to certain requests for injunctive relief) be submitted to binding arbitration before the American Arbitration Association (“AAA”) for resolution. Such arbitration shall be conducted in Las Vegas, Nevada, and the arbitrator will apply Nevada law, including federal law as applied in Nevada courts. The arbitration shall be conducted in accordance with the AAA’s National Rules for the Resolution of Employment Disputes, as modified by the terms set forth in this Agreement. The arbitration will be conducted by a single arbitrator, who shall be an attorney who specializes in the field of employment law and shall have prior experience arbitrating employment disputes. The Company will pay the fees and costs of the Arbitrator and/or the AAA, except that if such arbitration is commenced by the Executive, then Executive will be responsible for paying the applicable filing fee not to exceed the fee that Executive would otherwise pay to file a lawsuit asserting the same claim in court. The arbitrator shall not have the authority to modify the terms of this Agreement except to the extent that the Agreement violates any governing statue, in which case the arbitrator may modify the Agreement solely as necessary to not conflict with such statute. The Arbitrator shall have the authority to award any remedy or relief that could a court of the State of Nevada or federal court located in the State of Nevada could grant in conformity with the applicable law on the basis of claims actually made in the arbitration. The Arbitrator shall render an award and written opinion which shall set forth the factual and legal basis for the award. The award of the arbitrator shall be final and binding on the Parties, and judgment on the award may be confirmed and entered in any state or federal court located in Las Vegas, Nevada. The arbitration shall be conducted on a strictly confidential basis, and Executive shall not disclose the existence of a claim, the nature of a claim, any documents, exhibits, or information exchanged or presented in connection with any such a claim, or the result of any arbitration (collectively, “Arbitration Materials”), to any third party, with the sole exception of Executive’s legal counsel, who Executive shall ensure adheres to all confidentiality terms in this Agreement. In the event of any court proceeding to challenge or enforce an arbitrator’s award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts in Nevada and agree to venue in that jurisdiction. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any such proceeding, agree to file all Confidential Information (and documents containing Confidential Information) under seal to the extent possible, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement. Each Party agrees to pay its own costs and fees in connection with any arbitration of a dispute arising under this Agreement, and any court proceeding arising therefrom, provided, however, that if either party prevails substantially in such arbitration such party shall be entitled to an award by the arbitrator of her or its costs including reasonable attorneys’ fees. To the extent any dispute is found not to be subject to this arbitration provision, both Executive and Company hereby waive their respective rights to trial by jury.

EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS CAREFULLY READ THIS SECTION 14, VOLUNTARILY AGREES TO ARBITRATE ALL DISPUTES, AND HAS HAD THE OPPORTUNITY TO REVIEW THE PROVISIONS OF SECTION 14 WITH ANY ADVISORS AS EXECUTIVE CONSIDERED NECESSARY. BY SIGNING BELOW, EXECUTIVE SIGNIFIES EXECUTIVE’S UNDERSTANDING AND AGREEMENT TO SECTION 14.

15. Notices. Any notice, consent, demand, request, or other communication given to a Person in connection with this Agreement shall be in writing and shall be deemed to have been given to such Person (a) when delivered personally to such Person (with proof of such delivery) or (b) two days after being sent by a nationally recognized overnight courier, to the address (if any) specified below for such Person (or to such other address as such Person shall have specified by providing ten (10) days advance notice in accordance with this Section 15).

If to the Company:

VICI Properties Inc.

8329 Sunset Road, Suite 210

Phone: (702) 820-3800

Attention: General Counsel

If to Executive: To the address of Executive’s principal residence as it appears in the Company’s records, with a copy to Executive (during the Term of Employment) at the Company’s principal executive office.

If to a beneficiary, heir or executor: To the address most recently specified by Executive, beneficiary, or executor through notice given in accordance with this Section

16. Miscellaneous.

(a) Entire Agreement. This Agreement, including its Exhibit A, contains the entire understanding and agreement among the Parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations, and undertakings, whether written or oral, among them with respect thereto.

(b) Amendment or Waiver. No provision in this Agreement may be amended unless such amendment is set forth in a writing that specifically identifies the provision being amended and that is signed by Executive and the CEO or Company General Counsel. No waiver by any Person of any breach of any condition or provision contained in this Agreement shall be deemed a waiver of any similar or dissimilar condition or provision at the same or any prior or subsequent time.

(c) Headings. The headings of the Sections and sub-sections contained in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any provision of this Agreement.

(d) Beneficiaries/References. Executive shall be entitled, to the extent permitted under applicable law, to select and change a beneficiary or beneficiaries to receive any compensation or benefit under this Agreement in the event of Executive’s death by giving the Company written notice thereof. In the event of Executive’s death or a judicial determination of Executive’s incompetence, references in this Agreement to Executive shall be deemed, where appropriate, to refer to Executive’s beneficiary, estate or other legal representative.

(e) Survivorship. Except as otherwise set forth in this Agreement, the respective rights and obligations of the Parties hereunder shall survive any termination of Executive’s employment under this Agreement.

(f) Withholding Taxes. The Company may withhold from any amounts or benefits payable under this Agreement, including the Exhibit hereto, any taxes that are required to be withheld pursuant to any applicable law or regulation.

(g) 409A Provisions. Notwithstanding anything herein to the contrary, this Agreement is intended to be interpreted and applied so that the payment of the benefits set forth herein either shall either be exempt from the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), or shall comply with the requirements of such provision. Notwithstanding any provision in this Agreement or elsewhere to the contrary, if Executive is a Specified Employee, any payments or benefits due upon a termination of Executive’s employment under any arrangement that constitutes a “deferral of compensation” within the meaning of Section 409A of the Code and which do not otherwise qualify under the exemptions under Treasury Regulations Section 1.409A-1 (including without limitation, the short-term deferral exemption and the permitted payments under Treasury Regulations Section 1.409A-1(b)(9)(iii)(A)), shall be delayed and paid or provided on the earlier of (i) the date which is six (6) months after Executive’s separation from service (as defined in Section 409A of the Code and the regulations and other published guidance thereunder) for any reason other than death, and (ii) the date of Executive’s death. Notwithstanding anything in this Agreement or elsewhere to the contrary, distributions upon termination of Executive’s employment may only be made upon a “separation from service” as determined under Section 409A of the Code and such date shall be the Date of Termination for purposes of this Agreement. Each payment under this Agreement or otherwise shall be treated as a separate payment for purposes of Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment to be made under this Agreement or otherwise if such designation would constitute a “deferral of compensation” within the meaning of Section 409A of the Code. All reimbursements and in-kind benefits provided under this Agreement shall be made or provided in accordance with the requirements of Section 409A of the Code. To the extent that any reimbursements pursuant to this Agreement or otherwise are taxable to Executive, any reimbursement payment due to Executive shall be paid to Executive on or before the last day of Executive’s taxable year following the taxable year in which the related expense was incurred; provided, that, Executive has provided the Company written documentation of such expenses in a timely fashion and such expenses otherwise satisfy the Company’s expense reimbursement policies. Reimbursements pursuant to this Agreement or otherwise are not subject to liquidation or exchange for another benefit and the amount of such reimbursements that Executive receives in one taxable year shall not affect the amount of such reimbursements that Executive receives in any other taxable year. Notwithstanding any of the foregoing to the contrary, the Company and its officers, directors, employees, agents, and representatives make no guarantee that the terms of this Agreement complies with, or is exempt from, the provisions of Code Section 409A, and none of the foregoing shall have any liability for the failure of the terms of this Agreement to comply with, or be exempt from, the provisions of Code Section 409A.

(h) Governing Law. This Agreement shall be governed, construed, performed and enforced in accordance with its express terms and otherwise in accordance with the laws of the State of Nevada applicable to contracts to be performed therein.

(i) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be deemed to be one and the same instrument.

(j) Construction. This Agreement shall not be construed against either Party, and no consideration shall be given or presumption made on the basis of who drafted the Agreement or any particular provision hereof or who supplied the form of this Agreement. In construing the Agreement, (i) examples shall not be construed to limit, expressly or by implication, the matter they illustrate, (ii) the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively so as to construe a sentence or clause most broadly and bring within its scope all subject matter that might otherwise be construed to be outside of its scope; (iii) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions, (iv) a defined term has its defined meaning throughout the Agreement, whether it appears before or after the place where it is defined, and (v) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

(k) Third Party Beneficiaries. The Parties agree that each of the Company’s Affiliates and Subsidiaries are intended third party beneficiaries of this Agreement and shall have the authority to enforce the provisions applicable to them in accordance with the terms of hereof.

(l) Expenses. Each party shall pay all costs and expenses it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.1

(m) Confidentiality. Executive understands and acknowledges that this Agreement is a confidential document as are all of its terms and conditions. Executive shall maintain strictly the confidentiality of and shall not disclose the Agreement and/or its terms (i) to anyone other than Executive’s spouse, attorney(s), and tax advisor(s), whom Executive shall ensure comply with these confidentiality terms, or (ii) in connection with an action to enforce the terms hereof. Any disclosure other than those authorized herein, shall constitute a breach of this Agreement.

[SIGNATURE PAGE FOLLOWS]

[1]	It is acknowledged that CEOC will reimburse Executive for up to $25,000 for legal fees in connection with the negotiation and drafting of this Agreement.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

EXECUTIVE

/s/ Mary Elizabeth Higgins
Mary Elizabeth Higgins

VICI Properties Inc.

By:	/s/ Edward B. Pitoniak
Name:	Edward B. Pitoniak
Title:	Chief Executive Officer

EXHIBIT A

SEPARATION AGREEMENT AND RELEASE

In consideration of and in accordance with the             , 2017 Employment Agreement by and between Mary Elizabeth Higgins, (“Executive”) and VICI Properties Inc., with offices at                      (together with its successors and assigns, the “Company”) (“Employment Agreement”), of which this Exhibit A is part, Executive hereby agrees as follows. All terms not defined in this Separation Agreement and Release (“Separation Agreement”) shall have the same meanings as those set forth in the Employment Agreement.

1. Consideration. Executive acknowledges and agrees that the payments and benefits paid or granted to Executive under the Employment Agreement (the “Consideration Amounts”), including but not limited to Section 9, thereof, represent good, valuable, and sufficient consideration for signing this Separation Agreement, and exceed any amounts or interests to which Executive otherwise would be entitled. Executive acknowledges and agrees that except as specifically provided in this Separation Agreement, the Company shall have no other obligations or liabilities, monetary or otherwise, to Executive following the date hereof and that the payments and benefits contemplated herein constitute a complete settlement, satisfaction, and waiver of any and all claims Executive may have against the Company.

2. Release of Claims.

(a) Executive, for Executive, Executive’s spouse, and each of Executive’s heirs, beneficiaries, representatives, agents, successors, and assigns (collectively, “Executive Releasors”), irrevocably and unconditionally releases and forever discharges the Company, each and all of its predecessors, parents, Subsidiaries, Affiliates, divisions, successors, and assigns (collectively with the Company, the “Company Entities”), and each and all of the Company Entities’ current and former officers, directors, employees, shareholders, representatives, attorneys, agents, and assigns (collectively, with the Company Entities, the “Company Releasees”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings, or liabilities of any kind or character, whether known or unknown, whether accrued or contingent, that Executive has, had, or may have against them, or any of them, by reason of, arising out of, connected with, touching upon, or concerning Executive’s employment with the Company, Executive’s separation from the Company, and Executive’s relationship with any or all of the Company Releasees, and from any and all statutory claims, regulatory claims, claims under the Employment Agreement, and any and all other claims or matters of whatever kind, nature, or description, arising from the beginning of the world up through the Separation Agreement Effective Date (as defined below) (collectively, the “Released Claims”). Executive acknowledges that the Released Claims specifically include, but are not limited to, any and all claims for fraud, breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, interference with contractual rights, violation of public policy, invasion of privacy, intentional or negligent infliction of emotional distress, intentional or negligent misrepresentation, defamation, libel, slander, or breach of privacy; claims for failure to pay wages, benefits, deferred compensation, commissions, bonuses, vacation pay, expenses, severance pay, attorneys’ fees, or other compensation of any sort; claims related to stock options, equity awards, or other grants, awards, or warrants; claims related to any tangible or intangible property of Executive that remains with the Company; claims for retaliation, harassment or discrimination on the basis of race, color, sex, sexual orientation, national origin, ancestry, religion, age, disability, medical condition, marital status, gender identity, gender expression, or any other characteristic or criteria protected by law; any claim under Title VII of the Civil Rights Act of 1964 (Title VII, as amended), 42 U.S.C. §§ 2000e, et seq., the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Family and Medical Leave Act (“FMLA”), 29 U.S.C. §§ 2601, et seq., the Fair Labor Standards Act (“FLSA”), 29 U.S.C. §§ 201, et seq., the Equal Pay Act, 29 U.S.C. §206(a) and interpretive regulations, the Americans with Disabilities Act (“ADA”), 42 U.S.C. §§ 12101, et seq., the Consolidated Omnibus Budget Reconciliation Act of 1986 (“COBRA”), the Occupational Safety and Health Act (“OSHA”) or any other health and/or safety laws, statutes, or regulations, the Uniformed Services Employment and Reemployment Rights Act (“USERRA”), 38 U.S.C. §§ 4301-4333, the Employee Retirement Income Security Act of 1974 (“ERISA”), 29 U.S.C. §§ 301, et seq., the Immigration Reform and Control Act of 1986, 8 U.S.C. §§ 1101, et seq., or the Internal Revenue Code of 1986, as amended, the Worker Adjustment and Retraining Notification Act; all claims arising under the Sarbanes-Oxley Act of 2002 (Public Law 107-204), including whistleblowing claims under 18 U.S.C. §§ 1513(e) and 1514A; the applicable state Wage and Hour Laws, and any and all other foreign, federal, state, or local laws, common law, or case law, including but not limited to all statutes, regulations, common law, and other laws in place in New Orleans, Louisiana.

(b) Executive acknowledges that there is a risk that after the execution of this Separation Agreement, Executive will incur or suffer damage, loss, or injury that is in some way caused by or connected with Executive’s employment with the Company or its Subsidiaries or Affiliates or Executive’s separation from the Company or its Subsidiaries or Affiliates, and any relationship with or membership or investment in the Company Releasees, but that is unknown or unanticipated at the time of execution of this Separation Agreement. Executive specifically assumes that risk, and agrees that this Separation Agreement and the Released Claims apply to all unknown or unanticipated, accrued or contingent claims and all matters caused by or connected with Executive’s employment with the Company or its Subsidiaries or Affiliates and/or Executive’s separation from the Company or its Subsidiaries or Affiliates, as well as those claims currently known or anticipated. Executive acknowledges and agrees that this Separation Agreement constitutes a knowing and voluntary waiver of any and all rights and claims Executive does or may have as of the Separation Agreement Effective Date. Executive acknowledges that Executive has waived rights or claims pursuant to this Separation Agreement in exchange for consideration, the value of which exceeds payment or remuneration to which Executive otherwise would be entitled.

(c) To the extent permitted by law, Executive agrees never to file a lawsuit or other adversarial proceeding with any court or arbitrator against the Company or any other Company Releasee asserting any Released Claims. Executive represents and agrees that, prior to signing this Separation Agreement, Executive has not filed or pursued any complaints, charges, or lawsuits of any kind with any court, governmental or administrative agency, arbitrator, or other forum against the Company or any of the other Company Releasees, asserting any claims whatsoever. Executive understands and acknowledges that, in the event Executive files an administrative charge or commences any proceeding with respect to any Released Claim, or in the event another person or entity does so in whole or in part on Executive’s behalf, Executive waives and is estopped from receiving any monetary award or other legal or equitable relief in connection with any such proceeding.

(d) Executive represents and warrants that Executive has not assigned, transferred, or permitted the subrogation of any of Executive’s rights, claims, and/or causes of action, including any claims referenced in this Separation Agreement, or authorized any other person or entity to assert any such claim or claims on Executive’s behalf, and Executive agrees to indemnify and hold harmless the Company against any assignment, transfer, or subrogation of said rights, claims, and/or causes of action.

3. Survival. The following Sections of the Employment Agreement shall remain in full force and effect following the Termination Date: Section 5 (“Claw-Back”), Section 9 (“Compensation Upon Termination”), Section 10 (“Restrictive Covenants and Confidentiality”), Section 11 (“Assignability; Binding Nature”), Section 13 (“Litigation And Regulatory Cooperation”), Section 14 (“Resolution of Disputes”), Section 15 (“Notices”), and Section 16 (“Miscellaneous”). Any disputes arising in connection with this Separation Agreement or otherwise arising between any of Executive Releasors, on the one hand, and any of the Company Releasees, on the other hand, shall be resolved in accordance with Sections 10 and 14 of the Employment Agreement.

4. Tax Liability. Executive expressly acknowledges that neither the Company nor its attorneys have made any representations to Executive regarding the tax consequences of the consideration provided to Executive pursuant to this Separation Agreement and Section 9 of the Employment Agreement. It is the intention of the parties to this Separation Agreement that no payments made under this Separation Agreement and/or Section 9 of the Employment Agreement be subject to the additional tax on deferred compensation imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), but Company does not guarantee that any such payment complies with or is exempt from Code Section 409A. Each payment made under this Separation Agreement or Section 9 of the Employment Agreement will be treated as a separate payment for purposes of Code Section 409A and the right to a series of installment payments under this Separation Agreement is to be treated as a right to a series of separate payments.

5. Knowing/Voluntary Waiver.

(a) Executive is entitled to consider the terms of this Separation Agreement for twenty-one (21) days before signing it. If Executive fails to execute this Separation Agreement within this twenty-one (21) day period, this Separation Agreement will be null and void and of no force or effect. To execute this Separation Agreement, Executive must sign and date the Separation Agreement below, and return a signed copy hereof to Attn:                     , VICI Properties Inc., [address], (phone):                    , [email address], via nationally recognized overnight carrier or email.

(b) Executive may revoke this Separation Agreement within seven (7) days of Executive’s signing it by delivering a written notice of such revocation to Attn:                     , VICI Properties Inc., [address], (phone):                    , [email address], via nationally recognized overnight carrier or email. If Executive revokes this Separation Agreement within seven (7) days of signing it, this Separation Agreement and the promises contained herein or in Section 9 of the Employment Agreement automatically will be null and void. If Executive signs this Separation Agreement and does not revoke this Separation Agreement within seven (7) days of signing it, this Separation Agreement shall become binding, effective, and irrevocable on the eighth (8th) day after the Separation Agreement is executed by both parties (the “Separation Agreement Effective Date”).

(c) Executive acknowledges that Executive (a) has carefully read this Separation Agreement and the Employment Agreement; (b) is competent to manage Executive’s own affairs; (c) fully understands the Separation Agreement’s and Employment Agreement’s contents and legal effect, and understands that Executive is giving up any legal claims Executive has against any of the Company Releasees, including but not limited to any and all legal rights or claims under the Age Discrimination in Employment Act of 1967 (“ADEA”) (29 U.S.C. § 626, as amended), and all other federal, state, foreign, and local laws regarding age discrimination, whether those claims are presently known or hereafter discovered; (d) has been advised to consult with an attorney of Executive’s choosing prior to signing this Separation Agreement, if Executive so desires; and (e) has chosen to enter into this Separation Agreement freely, without coercion, and based upon Executive’s own judgment, and that Executive has not relied upon any promises made by any of the Company Releasees, other than the promises explicitly contained in this Separation Agreement.

6. Miscellaneous.

This Separation Agreement may be executed in counterparts, each of which shall be deemed an original, and both of which together shall constitute one and the same instrument. The section headings in this Separation Agreement are provided for convenience only and shall not affect the construction or interpretation of this Separation Agreement or the provisions hereof.

This Separation Agreement shall not in any way be construed as an admission that the Company, Executive, or any other individual or entity has any liability to or acted wrongfully in any way with respect to Executive, the Company, or any other person.

This Separation Agreement shall not be construed against either Party, and no consideration shall be given or presumption made on the basis of who drafted the Separation Agreement or any particular provision hereof or who supplied the form of this Separation Agreement. In construing the Separation Agreement, (i) examples shall not be construed to limit, expressly or by implication, the matter they illustrate, (ii) the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively so as to construe a sentence or clause most broadly and bring within its scope all subject matter that might otherwise be construed to be outside of its scope; (iii) the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions, (iv) a defined term has its defined meaning throughout the Separation Agreement, whether it appears before or after the place where it is defined, and (v) the headings and titles herein are for convenience only and shall have no significance in the interpretation hereof.

The Parties agree that each of the Company Releasees is an intended third party beneficiary of this Separation Agreement and shall have the authority to enforce the provisions applicable to it, her, or Executive in accordance with the terms of hereof.

7. Entire Agreement. Except as otherwise specifically provided herein, this Separation Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof, contains all the covenants, promises, representations, warranties, and agreements between the Parties with respect to Executive’s separation from the Company and all positions therewith; provided, however, that nothing in this Agreement shall supersede the Sections in the Employment Agreement identified in Paragraph 3 (“Survival”) of this Separation Agreement. Any modification of this Separation Agreement will be effective only if it is in writing and signed by Executive and the Chief Executive Officer or General Counsel of the Company.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this General Release on this              day of

EXECUTIVE

Mary Elizabeth Higgins

VICI Properties Inc.

By:
Name:
Title: